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                                                                    Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333- ) pertaining to the 1994 Stock Incentive Plan of Capital One Financial Corporation of our report dated January 15, 1998, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

Washington, D.C.
January 4, 1999